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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: September 19, 2001

PHARMACOPEIA, INC.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	0-27188 (Commission File Number)	33-0557266 (I.R.S. Employer Identification No.)

CN 5350, Princeton, New Jersey (Address of Principal Executive Offices)	08543-5350 (Zip Code)

(609) 452-3600
(Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

    On September 19, 2001, Pharmacopeia, Inc. ("Pharmacopeia") announced that its Board of Directors has authorized a stock repurchase program under which Pharmacopeia common stock with a market value up to $16 million may be acquired in the open market. Under the program, share purchases may be made at prevailing prices beginning immediately. The purchases will be funded from available working capital. The repurchased shares may be used for ongoing stock issuances.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits:

Exhibit #	Description
99.1	Pharmacopeia, Inc. Press Release, dated September 19, 2001

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PHARMACOPEIA, INC.

Date: September 20, 2001	By:	/s/ JOSEPH A. MOLLICA, PH.D.
Joseph A. Mollica, Ph.D.
Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

99.1	Pharmacopeia, Inc. Press Release, dated September 19, 2001

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